UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 29, 2006

NEENAH PAPER, INC.
(Exact Name Of Registrant As Specified In Charter)

Delaware	001-32240	20-1308307
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3460 Preston Ridge Road
Alpharetta, Georgia 30005
(Address of principal executive offices, including zip code)

(678) 566-6500
(Registrant’s telephone number, including area code)

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 29, 2006, Neenah Paper, Inc. (the “Company”), entered into an amended and restated pulp supply agreement (the “Amended and Restated Pulp Supply Agreement”) with Kimberly-Clark Global Sales, Inc. (“Kimberly-Clark”).  The Amended and Restated Pulp Supply Agreement amends and restates the pulp supply agreement dated November 30, 2004 (as amended January 17, 2006) entered into between the Company and Kimberly-Clark in connection with the Company’s spin-off from Kimberly-Clark in 2004.

Pursuant to terms of the Amended and Restated Pulp Supply Agreement, the Company will supply and Kimberly-Clark will purchase specified minimum tonnages of northern bleached softwood kraft pulp and northern bleached hardwood kraft pulp.  In addition to pulp manufactured at the Company’s Pictou, Nova Scotia pulp mill (the “Pictou Mill”), the Company will also sell, on a pass-through basis, certain quantities of pulp manufactured at its former Terrace Bay, Ontario pulp mill (the “Terrace Bay Mill”) to Kimberly-Clark.  The pulp manufactured at the Terrace Bay Mill will be produced by Terrace Bay Pulp Inc. (“TBPI”), an affiliate of Buchanan Forest Products Ltd., which acquired the Terrace Bay Mill from the Company on August 29, 2006.  The prices for northern bleached softwood kraft pulp and northern bleached hardwood kraft pulp will be based on published industry index prices for the pulp (subject to minimum and maximum prices for northern bleached softwood kraft pulp shipped to North America prior to December 31, 2007), less agreed upon discounts.

The Amended and Restated Pulp Supply Agreement may be partially terminated as to the Terrace Bay Mill portion of the pulp supply on June 29, 2007 (a “Terrace Bay Partial Termination”) by either the Company or Kimberly-Clark.  If either the Company or Kimberly-Clark conducts a Terrace Bay Partial Termination, then the Terrace Bay portion of the contract will cease on or about June 30, 2008, unless an earlier termination date is otherwise agreed upon by the parties.  A Terrace Bay Partial Termination would cancel the pass-through sales arrangement with respect to the Terrace Bay Mill, but does not terminate the Company’s supply arrangements with Kimberly-Clark for pulp manufactured at the Pictou Mill.

The description above is a summary of principal provisions of the Amended and Restated Pulp Supply Agreement and is qualified in its entirety by the Amended and Restated Pulp Supply Agreement, which is filed as an exhibit to this report and incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description of Exhibit

10.1	Amended and Restated Pulp Supply Agreement dated August 29, 2006 between Neenah Paper, Inc. and Kimberly-Clark Global Sales, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEENAH PAPER, INC.
(Registrant)

Date: September 5, 2006	/s/ Steven S. Heinrichs
Steven S. Heinrichs Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Amended and Restated Pulp Supply Agreement dated August 29, 2006 between Neenah Paper, Inc. and Kimberly-Clark Global Sales, Inc.